Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY AND QUALIFICATION

UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an application to determine eligibility of a Trustee pursuant to section 305(b) (2)

NATIONAL CITY BANK

(Exact name of Trustee as specified in its charter)

34-0420310

(I.R.S. Employer Identification No.)

1900 East Ninth Street
Cleveland, Ohio	44114
(Address of principal executive offices)	(zip code	)

David L. Zoeller

Senior Vice President and General Counsel
National City Corporation
1900 East Ninth Street
Cleveland, Ohio 44114
(216) 575-9313
(Name, address and telephone number of agent for service)

JO-ANN STORES, INC.

(Exact name of obligor as specified in its charter)

OHIO	34-0720629
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.	)

5555 Darrow Road

Hudson, Ohio 44236
(Address of principal (zip code)
executive offices)

7.50% Senior Subordinated Notes due 2012

(Title of the Indenture securities)

GENERAL

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency, Washington, D.C. The Federal Reserve Bank of Cleveland, Cleveland, Ohio Federal Deposit Insurance Corporation, Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

                National City Bank is authorized to exercise corporate trust powers.

2.	Affiliations with obligor. If the obligor is an affiliate of the trustee, describe such affiliation.

NONE

16.	List of exhibits

(1)	A copy of the Articles of Association of the Trustee.

Incorporated herein by reference is Charter No. 786 Merger No. 1043 the Articles of Association of National City Bank, which Articles of Association were included as a part of Exhibit 1 to Form T-1 filing made by said National City Bank with the Securities and Exchange Commission in November 1973 (File No. 2-49786).

Incorporated herein by reference is an amendment to the Articles of Association of National City Bank, which amendment was included as a part of Exhibit 1 to Form T-1 filing made by said National City Bank with the Securities and Exchange Commission in April 1996 (File No. 333-02761)

(2)	A copy of the certificate of authority of the Trustee to commence business:

(a)	a copy of the certificate of NCB National Bank to commence business.

Incorporated herein by reference is a true and correct copy of the certificate issued by the Comptroller of the Currency under date of April 26, 1973, whereby NCB National Bank was authorized to commence the business of banking as a national banking association, which true copy of said Certificate was included as Exhibit 2(a) to Form T-1 filing made by said National City Bank with the Securities and Exchange Commission in November 1973 (File 2-49786)

(b)	a copy of the approval of the merger of The National City Bank of Cleveland into NCB National Bank under the charter of NCB National Bank and under the title “National City Bank.”

Incorporated herein by reference is a true and correct copy of the certificate issued by the Comptroller of the Currency under date of April 27, 1973, whereby the National City Bank of Cleveland was merged into NCB National Bank, which true copy of said certificate was included as Exhibit 2(b) to Form T-1 filing made by said National City Bank with the Securities and Exchange Commission in November 1973 (File 2-49786).

(3)	A copy of the authorization of the Trustee to exercise corporate trust powers.

Incorporated herein by reference is a true and correct copy of the certificate dated April 13, 1973 issued by the Comptroller of the Currency whereby said National City Bank has been granted the right to exercise certain trust powers, which true copy of said certificate was included as Exhibit 3 to Form T-1 filing made by said National City Bank with the Securities and Exchange Commission in November 1973 (File 2-49786).

(4)	A copy of existing By-Laws of the Trustee.

Incorporated herein by reference is a true and correct copy of the National City Bank By-Laws as amended through January 1, 1993. This true copy of said By-Laws was included as Exhibit 4 to Form T-1 filing made by National City Bank with the Securities and Exchange Commission in March, 1995 (File 22-26594).

(5)	Not applicable.

(6)	Consent of the United States Institutional Trustee required by Section 321(b) of the Act.

Attached hereto as Exhibit 6 is the Consent of the Trustee in accordance with Section 321 (b) of the Trust Indenture Act of 1939 as amended.

(7)	A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

Attached hereto as Exhibit 7 is the latest report of condition of National City Bank.

(8)	Not applicable.

(9)	Not applicable.

SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, National City Bank, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Cleveland, and State of Ohio, on the 8th day of June, 2004.

NATIONAL CITY BANK

By:	/s/ HOLLY H. PATTISON

Holly H. Pattison
Vice President

EXHIBIT 6

CONSENT

      In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, and to the extent required thereby to enable it to act as an indenture trustee, National City Bank hereby consents as of the date hereof that reports of examinations of it by the Treasury Department, the Comptroller of the Currency, the Board of Governors of the Federal Reserve Banks, the Federal Deposit Insurance Corporation or of any other Federal or State authority having the right to examine National City Bank, may be furnished by similar authorities to the Securities and Exchange Commission upon request thereon.

NATIONAL CITY BANK

By:	/s/ HOLLY H. PATTISON

Holly H. Pattison
Vice President

Date: June 8, 2004

EXHIBIT 7

REPORT OF CONDITION

NATIONAL CITY BANK

(Including Domestic and Foreign Subsidiaries)

At the close of business on December 31, 2003

(In Thousands)

ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$1,646,705
Interest-bearing balances	12,372
Securities:
Held-to-maturity securities	0
Available-for-sale securities	2,577,179
Federal funds sold and securities purchased under agreement to resell:
Federal funds sold in domestic offices	222,721
Securities purchased under agreements to resell	241,039
Loans and lease financing receivables:
Loans and leases held for sale	749,899
Loans and leases, net of unearned income	$37,536,647
Less: Allowance for loan and lease losses	592,394
Loans and leases, net of unearned income and allowance	36,944,253
Assets held in trading accounts	210,932
Premises and fixed assets (including capitalized leases)	511,519
Other real estate owned	6,902
Customers’ liability to this bank on acceptances outstanding	22,909
Intangible assets	103,054
Other assets	3,026,538

TOTAL ASSETS	$46,276,022

LIABILITIES
Deposits:
In domestic offices	$21,214,752
Non-interest bearing	$5,105,651
Interest-bearing	16,109,101
In foreign offices, Edge and Agreement subsidiaries, and IBFs	3,490,673
Interest-bearing	3,490,673
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	2,979,839
Securities sold under agreements to repurchase	1,159,549
Trading Liabilities	0
Other borrowed money	10,892,375
Bank’s liability on acceptances executed and outstanding	22,909
Subordinated notes and debentures	1,434,585
Other liabilities	2,178,437

TOTAL LIABILITIES	43,373,119

EQUITY CAPITAL
Common Stock	7,311
Surplus	288,618
Retained earnings	2,602,534
Accumulated other comprehensive income	4,440
TOTAL EQUITY CAPITAL	2,902,903

TOTAL LIABILITIES AND EQUITY CAPITAL	$46,276,022